UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015 (March 24, 2015)

Ener-Core, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-173040	46-0525350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 Toledo Way, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 616-3300

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As previously reported in our Current Report on Form 8-K dated April 22, 2014, the registrant completed the sale and issuance of senior secured convertible promissory notes with aggregate principal amount of $4,575,000 and warrants for the purchase of up to an aggregate 4,097,015 shares of the registrant’s common stock (the “April 2014 Warrants”) to five accredited investors (collectively, the “April 2014 Investors”) on April 16, 2014 (such financing transaction, hereinafter the “April 2014 Financing”). As previously reported in our Current Report on Form 8-K dated September 19, 2014, the registrant and the April 2014 Investors entered into that certain Waiver and Amendment Agreement dated September 18, 2014 whereby the terms of the April 2014 Warrants were amended. Such amendments included the addition of an exercise price reset provision, whereby, provided that April 2014 Investors limited their respective sales in the registrant’s common stock during the 10-Day Period (as defined below) to not more than 20% of the total number of shares of the registrant’s common stock issuable to each April 2014 Investor upon exercise of its Warrant (without regard to any limitation or restriction on the exercise thereof), then the exercise price per share of the April 2014 Warrants would be reset on March 24, 2015 to equal the lower of: (i) the then effective exercise price of the April 2014 Warrants, ($0.50 per share as of March 23, 2015), and (ii) seventy percent (70%) of the arithmetic average of the weighted average prices of the Common Stock for the ten (10) consecutive trading days immediately preceding March 24, 2015 (the "10-Day Period"), with such price per share rounded to the nearest $0.01 per share. The arithmetic average of the weighted average prices of the registrant’s common stock during the 10-Day Period was $0.15962. Thus, effective on March 24, 2015, the exercise price per share for the April 2014 Warrants was adjusted from $0.50 per share to $0.11 per share (70% of $0.15962 is $0.1117, which was then rounded to $0.11).

The foregoing description of the terms of the April 2014 Warrants (as amended) and the Waiver and Amendment Agreement are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 4.7(a) and 4.1(b), respectively, to this current report and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2015, the registrant’s Board of Directors approved an amendment to the registrant’s 2013 Equity Incentive Award Plan (the “Plan”) to increase the maximum aggregate number of shares of the registrant’s common stock that may be issued under the Plan from 14,000,000 shares to 21,000,000 shares. A copy of the Plan, as amended, is attached to this current report as Exhibit 10.7(b) and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description

4.1(b)	Waiver and Amendment Agreement dated September 18, 2014. (1)
4.7(a)	Warrants issued pursuant to the April 2014 Financing, dated April 16, 2014. (2)
10.7(b)	2013 Equity Incentive Award Plan, as amended on March 25, 2015. *

* Filed herewith

(1) Incorporated by reference to the Registrant’s Form 8-K filed on September 19, 2014.

(2) Incorporated by reference to the Registrant’s Form 8-K filed on April 16, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENER-CORE, INC.

Dated: March 30, 2015	By:	/s/ Domonic J. Carney
Domonic J. Carney, Chief Financial Officer

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